Exhibit 99.1

Rapid Micro Biosystems Announces Appointment of Kirk Malloy, Ph.D. as Chair of its Board of Directors

LOWELL, Mass., July 18, 2023 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, is pleased to announce the appointment of Kirk Malloy, Ph.D. as Chair of the Company’s Board of Directors (the “Board”). Dr. Malloy will also Chair the Board’s Compensation Committee. Jeffrey Schwartz, who previously served as Board Chair, remains a member of the Board and continues to serve as Chair of the Nominating and Corporate Governance Committee.

“We are very excited to welcome Kirk to our Board of Directors,” said Robert Spignesi, President and Chief Executive Officer. “Kirk is an experienced executive and board director with a proven track record of leadership in the life sciences industry. His insights and guidance in commercial expansion at high-growth companies will be invaluable as we continue to grow globally.”

Dr. Malloy has more than 25 years of senior management experience in life sciences and in vitro diagnostics with Illumina, Inc., Biosite, Inc. and Qiagen, Inc., and most recently served as Chief Executive Officer of Verogen, Inc., until its acquisition in 2023. Throughout his career, Dr. Malloy has led market development and product development initiatives that have driven revenue growth for early-stage, commercial companies. Dr. Malloy is currently the founder and principal of BioAdvisors, LLC, where he provides strategic consulting services to life sciences, diagnostics and genomics companies. Currently, Dr. Malloy serves on the boards of NanoString Technologies, Inc. and DermTech, Inc. as well as several private genomics tools companies. Dr. Malloy earned a B.S. in Biology & Marine Science from the University of Miami, and an M.S. and Ph.D. in Marine Biology/Biochemistry from the University of Delaware. He has held post-doctoral and instructor positions at Boston University and Northeastern University.

Mr. Schwartz added, “Kirk is an exceptional leader and my fellow Board members and I are excited to welcome him as our new Board Chair. I look forward to working with Kirk and am confident that, with his deep experience in the life sciences industry, especially with high growth companies, the Company will further capitalize on our significant growth opportunities.”

“I am honored to join the Board at Rapid Micro Biosystems, and I am excited for the opportunity to work with a company helping to modernize pharmaceutical manufacturing,” said Dr. Malloy. “I look forward to working with my fellow Board members and the management team to enhance value for all our stakeholders and enable our customers to deliver safer drugs to patients.”

The addition of Dr. Malloy brings the total number of directors on the Company’s Board to eight.

About Rapid Micro Biosystems

Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Lexington, Massachusetts, Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on Twitter at @rapidmicrobio or on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s expected commercial expansion and global growth; expectations regarding the Company’s improvements in commercial execution and enhanced sales and marketing processes; customer interest in and adoption of the Company's Growth Direct microbial quality control platform; and the anticipated contribution of the members of the Board to the Company’s operations, strategy and growth.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s organizational restructuring plan, including a reduction in workforce, that may not result in the anticipated savings, could result in total costs and expenses that are greater than expected and could disrupt the Company’s business; the Company’s significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks related to the exploration of strategic alternatives; the impact of macroeconomic volatility on the Company’s business and operations, including further delays in placements and validation of new systems; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2023, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor Contact:
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com

Media
media@rapidmicrobio.com